UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2019

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e) Mark A. Skonieczny Jr., Vice President and Corporate Controller and principal accounting officer, left Adient plc’s (“Adient”) employment effective October 4, 2019. In connection with his departure, Adient anticipates that it will enter into a separation agreement with Mr. Skonieczny.

Gregory S. Smith was appointed as Adient’s Vice President and Chief Accounting Officer effective October 5, 2019. Mr. Smith will also act as Adient’s principal accounting officer.

Mr. Smith, 51, previously served as Adient’s Assistant Corporate Controller from January 2016 to October 2019. Prior to that, he served as Corporate Controller of Jason Industries, Inc. from March 2015 to December 2015 and as a Senior Manager with PricewaterhouseCoopers LLP from September 1995 to March 2015.

There are no family relationships between Mr. Smith and any director or executive officer of Adient, and there are no relationships or related transactions between Mr. Smith and Adient that would be required to be reported under Item 404 of Regulation S-K.

Additionally, Adient and Mr. Smith will enter into indemnification agreements in substantially the same form that Adient has entered into with each of Adient’s other officers. The forms of such indemnification agreements were filed as Exhibits 10.5 and 10.6 to Amendment No. 1 to Adient’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: October 4, 2019	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary